Exhibit No. 99.2

LIBERTY CAPITAL ASSET MANGEMENT
UNAUDITED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008

Balance Sheet -- As of September 30, 2008 (unaudited)	F-2
Statements of Operations -- For the Nine Months Ended September 30, 2008 (unaudited)	F-3
Statements of Cash Flows -- For the Nine Months Ended September 30, 2008 (unaudited)	F-4
Notes to Financial Statements	F-5

LIBERTY CAPITAL ASSET MANAGEMENT
BALANCE SHEET
AS OF SEPTEMBER 30, 2008
(unaudited)

ASSETS:

Current assets:
Cash and cash equivalents	$482,693
Accounts receivable	856,338
Loan sale receivable	1,244,707
Loans available for sale	15,689,486
Loans held for investment	5,015,485
Other current assets	91,829
Total current assets	23,380,538

Fixed assets:
Property and equipment, net	697,240
Total fixed assets	697,240

Other assets:
Goodwill	1,586,877
Security deposits	122,200
Total other assets	1,709,077

TOTAL ASSETS	$25,786,855

LIABILITIES:

Current liabilities:
Accounts payable and accrued expenses	$1,860,395
Notes payable	1,259,564
Lines of credit	15,613,685
Total current liabilities	18,679,645

Long term liabilities:
Notes payable	1,366,170
Total long term debt	1,366,170

TOTAL LIABILITIES	20,045,815

Stockholders’ equity:
Members’ interest in stock subscription receivable	(500,000)
Additional paid in capital	5,324,266
Current year earnings	538,745
Accumulated earnings	378,029
Total stockholders’ equity	5,741,041

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$25,786,855

LIBERTY CAPITAL ASSET MANAGEMENT
STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008
(unaudited)

YTD

Revenues:
Loan origination	$9,660,399

Expenses:
Salary, wages and payroll taxes	4,751,720
Selling, general and administrative	3,867,821
Professional fees	440,051
Depreciation	62,563
Total expenses	9,121,654

Net income	$538,745

LIBERTY CAPITAL ASSET MANAGEMENT
STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008
unaudited

Nine Months Ended
September 30, 2008

Cash flows from operating activities:
Net income	$538,745

Adjustments to reconcile net income from operations to net cash used in operations:
Depreciation and amortization	62,563

Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(587,548)
(Increase) decrease in loan receivable	(663,743)
(Increase) decrease in mortgage loans held for sale	(6,770,342)
(Increase) decrease in other current assets	(70,602)
Increase (decrease) in accounts payable and accrued expenses	452,653
Net cash used in operating activities	(7,038,274)

Cash flows from investing activities:
Purchase of fixed assets	--
Net cash provided by investing activities	--

Cash flows from financing activities:
Net advances on lines of credit	7,022,367
Net proceeds on notes payable	409,693
Dividend payments	(191,219)
Net cash provided by financing activities	7,240,841
Net increase in cash and cash equivalents	202,567
Cash and cash equivalents, beginning of period	280,126
Cash and cash equivalents, end of period	$482,693
Supplemental disclosure of cash flow information
Interest paid	$--

LIBERTY CAPITAL ASSET MANAGEMENT
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2008
(unaudited)

(1)           Nature of Organization:

Description of Business:

Liberty Capital Asset Management, formerly CDBANC, LLC (the "Company") is a Nevada limited liability corporation formed in July 28, 2003 to provide services in the mortgage banking industry.  The board of directors of the Company approved on September 1, 2007 to acquire Home Consultant’s Inc. (“HCI”), in a asset purchase agreement.

Home Consultants, Inc/ Liberty Capital, is a Pennsylvania corporation primarily engaging in mortgage banking activities in 28 states and the Company each decided with the respective approvals of their board of directors.    On December 31, 2007, the Company purchased a portfolio of mortgage loans from South Lake Capital LLC.,  for a consideration of $5,015,485.  This portfolio consisted of 4,926 mortgage loans with a face value in excess of $108 million dollars. The loans were purchased at a discount and are scheduled to be re- performing or sold at foreclosure.

(2)           Summary of Significant Accounting Policies:

Basis of Presentation:

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. The Company's policy is to prepare its financial statements on the accrual basis of accounting. The fiscal year end is December 31.

Risks and Uncertainties:

The Company operates in a highly competitive industry that is subject to intense competition and potential government regulations. Significant changes in interest rates or the underlying economic condition of the United States or any specific region of the United States real estate market could have a materially adverse impact on the Company's operations.

Concentration of Credit Risks:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principaly of temporary cash investments, trade receivables and marketable securities.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods.  Significant estimates made by the Company’s management include, but are not limited to, the realizability of mortgage loans held for sale, mortgage servicing rights, and the recoverability of property and equipment through future operating profits.  Actual results could materially differ from those estimates.

Cash and Cash Equivalents:

For the purpose of the statement of cash flows, the Company considers all highly liquid holdings with maturities of three months or less at the time of purchase to be cash equivalents.

LIBERTY CAPITAL ASSET MANAGEMENT
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2008
(unaudited)

Mortgage Loans Held for Sale:

Mortgage loans held for sale to investors are stated at the lower of cost or market value computed on the aggregate method by residential loan type (unrealized losses are offset by unrealized gains) and are evaluated at the end of each year, and are determined by outstanding commitments from investors or current investor yield requirements.  The amount by which cost exceeds market value is accounted for as a valuation allowance and any changes in the valuation allowance are included in the determination of net income.  As of September 30, 2008, there was no valuation allowance required as cost was estimated not to exceed market value.

Property and Equipment:

Property and equipment are stated at cost, less accumulated depreciation.  Depreciation is recorded using the straight-line method over the estimated useful lives of the related assets, ranging from three to seven years. Maintenance and repairs are charged to operations when incurred.  Major betterments and renewals are capitalized.  Gains or losses are recognized upon sale or disposition of assets.

Long-Lived Assets:

The Company accounts for its long-lived assets in accordance with SFAS No. 144, “Accounting For The Impairment or Disposal of Long-Lived Assets” which requires that long-lived assets and certain identifiable intangibles to be held and used by any entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Pursuant to SFAS 144, management of the Company assesses the recoverability of property and equipment by determining whether the depreciation of such assets over their remaining lives can be recovered through projected undiscounted cash flows.  The amount of impairment, if any, is measured based on fair value (projected discounted cash flows) and is charged to operations in the period in which such impairment is determined by management.  To date, management has not identified any impairment of property and equipment.  There can be no assurance, however, that market conditions or demands for the Company’s services will not change which could result in future long-lived asset impairment.

Revenue and Cost Recognition:

Revenue from the sale of loans is recognized at the time the loans are sold or when the Company has shipped the loan file to independent investors consistent with the criteria established in SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.”  At this point, all of the services required to be performed for such revenues have been completed.  Loan origination costs and incremental direct costs are deferred and recognized over the term of the loan as an adjustment of the loan yield until the loan is sold.  Incremental direct costs include credit reports, appraisal fees, document preparation fees, wire fees, tax and filing fees, funding fees and commissions.  When the loan is sold and service is released, the unamortized loan origination costs and incremental direct selling costs are netted against the revenue and recorded to the statement of operations.  Revenue from the servicing of loans is recognized as earned.

New Accounting Pronouncements:

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company does not believe adopting this new standard will have a significant impact to its financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation SFAS No. 123(R) effective December 15, 2005, supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows.  Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company does not expect the adoption of this standard to have a material impact on its financial statements assuming no employee stock options are granted in the future.  As of December 31, 2007 and 2006, there were no outstanding employee stock options.

LIBERTY CAPITAL ASSET MANAGEMENT
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2008
(unaudited)

(3)	Mortgage Loans Held for Investment:

On December 31, 2007, the Company purchased a portfolio of mortgage loans from South Lake Capital LLC.,  for a consideration of $5,015,485.  This portfolio consisted of 4,926 mortgage loans with a face value in excess of $108 million dollars. The loans were purchased at a discount and are scheduled to be re- performing or sold at foreclosure. during the next 180 days and liquidated for cash.  Management intends to resale the loans or work with a borrower to conform the loan into performing status.

(4)	Goodwill:

The origin of Goodwill is from the acquisition of Home Consultant’s Inc in September of 2007, from the fair market value of assets received, $1,586,877.

The Company has adopted FASB 142.  Under guidance of SFAS 142, net assets of companies acquired in purchase transactions are recorded at fair value at the date of acquisition, as such, the historical cost basis of individual assets and liabilities are adjusted to reflect their fair value.  Identified intangibles are amortized on an accelerated or straight-line basis over the period benefited.  Goodwill is not amortized, but is reviewed for potential impairment on an annual basis at the reporting unit level.  The impairment test is performed in two phases.  The first step of the goodwill impairment test, used to identify potential impairment, compares the fair value of the reporting unit with its carrying amount, including goodwill.  Of the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired; however, if the carrying amount of the reporting unit exceeds its fair value, an additional procedure must be performed.  That additional procedure compares the implied fair value of the reporting units’ goodwill (as defined in SFAS 142) with the carrying amount of that goodwill.  An impairment loss is recorded to the extent that the carrying amount of goodwill exceeds its implied fair value.

(5)           Warehouse Lines of Credit:

Loans that are closed using our own credit facilities are funded through short term borrowings on our warehouse lines of credit. We pay interest on funds advanced under the warehouse line of credit at a pre-negotiated rate. The rate at which we borrow is variable in nature and typically averages between 7.33% and 9.25%. The facilities are secured by the mortgage loans financed through the line, The additional proceeds earned from loan sales also replenish working capital.  As of September 30, 2008, the balance was $15,613,685.

(6)           Acquisition and Disposition of Assets:

On September 1, 2007, the company acquired through an asset purchase the assets and liabilities of Home Consultant’s Inc. a Pennsylvania corporation primarily engaging in mortgage banking activities in 28 states. The acquisition is pending approval from related regulatory agencies and Banking departments.

The Company agreed to issue 3,443,500 shares of the Company’s stock, upon completion of a reverse merger into an existing OTCBB shell.  The 3,443,500 shares will represent approximately 23% of the issued and outstanding shares of the Company upon completion.

(7)           Subsequent Event:

On November 3, 2008, Liberty Capital Asset Management completed a share exchange and asset purchase agreement with Corporate Outfitters Inc., a publicly-traded Delaware corporation which subsequently changed its name to Liberty Capital Asset Management Inc. The company is currently traded on the OTC:BB under the symbol LCPM.